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                                                                  EXHIBIT 23a

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 4, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of BellSouth Corporation, which appears in this Form 10-K, in the following Registration Statements of BellSouth
Corporation:

-     Form S-3 (File No. 333-117772)

-     Form S-3 (File No. 333-120170)

-     Form S-8 (File No. 333-115034)

-     Form S-8 (File No. 333-115035)

-     Form S-8 (File No. 333-115036)

-     Form S-8 (File No. 333-105710)

-     Form S-8 (File No. 333-75660)

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
March 4, 2005